Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2021 SECOND QUARTER RESULTS

NEW YORK, NY, August 5, 2021 – Alleghany Corporation (NYSE-Y) announced its financial results for the second quarter of 2021. Book value per share was $658.23, an increase of 5.5% and 5.6% from March 31, 2021 and December 31, 2020, respectively. Excluding accumulated other comprehensive income, book value per share increased 4.7% and 7.6% during the same periods, respectively.

Highlights for the quarter are summarized below1:

●	Net premiums written increased 27.1%, with reinsurance up 29.7% and insurance up 19.8%.

●

Underwriting profit was $174 million (combined ratio of 90.2%) compared with an underwriting loss of $40 million (combined ratio of 102.8%); excluding catastrophe and Pandemic[2] losses, underwriting profit was $244 million (combined ratio of 86.2%) compared with $125 million (combined ratio of 91.0%).

●	Net investment income increased 6.9% to $127 million from $119 million.

●	Alleghany Capital revenue[3] increased 63.3% to $789 million from $483 million; Alleghany Capital adjusted earnings before income taxes were $61 million compared with $5 million.

●	Earnings per diluted share were $29.00, compared with $12.39.

●	Adjusted earnings per diluted share were $17.39, compared with $0.86.

Highlights for the first six months are summarized below1:

●	Net premiums written increased 20.6%, with reinsurance up 22.0% and insurance up 16.1%.

●

Underwriting profit was $190 million (combined ratio of 94.4%) compared with an underwriting loss of $64 million (combined ratio of 102.3%); excluding catastrophe and Pandemic[2] losses, underwriting profit was $460 million (combined ratio of 86.4%) compared with $282 million (combined ratio of 90.1%).

●	Net investment income increased 21.5% to $280 million from $231 million.

●	Alleghany Capital revenue[3] increased 64.6% to $1,548 million from $941 million; Alleghany Capital adjusted earnings before income taxes were $108 million compared with $10 million.

●	Earnings (losses) per diluted share were $45.41, compared with ($13.38).

●	Adjusted earnings per diluted share were $27.25, compared with $5.48.

Weston Hicks, Chief Executive Officer, commented, “Alleghany had an excellent quarter producing over $400 million in net earnings, or $29 per diluted share, and growing meaningfully across all segments. Favorable re/insurance market conditions, an improving economic environment, good investment results and excellent execution at our operating companies drove the strong result.”

[1]	All comparisons are to the same period of the prior year, unless otherwise stated.
[2]	The COVID-19 global pandemic is referred to herein as the “Pandemic.”
[3]	Relates to Alleghany Capital noninsurance revenue.

Joe Brandon, President, added, “Continued rate increases and attractive new business opportunities at each of our re/insurance companies produced 27% growth in net premiums written, consolidated underwriting profit of $174 million and a combined ratio of 90.2%. Leading indicators continue to be strong across all three businesses.

“Alleghany Capital recorded revenue growth of 63% and pre-tax adjusted earnings of $61 million in the quarter driven primarily by Jazwares, W&W|AFCO Steel and IPS. On a trailing twelve month basis, Alleghany Capital’s adjusted earnings before taxes continued to grow and now exceed $250 million.

“We are pleased with the results in the first half of 2021 and even more so with the underlying performance and momentum in our businesses, positioning us to deliver attractive returns for stockholders.”

The following table summarizes results for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions, except share and per share data)

Revenues:

Total revenues	$2,928.7	$2,227.4	31.5%	$5,582.5	$3,710.3	50.5%

Net premiums written	1,878.2	1,478.0	27.1%	3,633.0	3,011.7	20.6%

Alleghany Capital revenue[1]	789.2	483.2	63.3%	1,548.4	940.5	64.6%

Net investment income	126.9	118.7	6.9%	280.4	230.7	21.5%

Change in the fair value of equity securities	203.9	242.2	(15.8%)	316.6	(280.8)	n/m

Earnings:

Earnings (losses) before income taxes	$521.9	$229.8	127.1%	$818.8	$(236.4)	n/m

Underwriting profit (loss)	173.7	(39.5)	n/m	190.3	(63.9)	n/m

Net earnings (losses) attributable to Alleghany stockholders	403.7	177.4	127.6%	633.7	(183.8)	n/m

Adjusted earnings	242.1	12.3	n/m	380.3	86.4	340.2%

Share and per share data:

Earnings (losses) per diluted share	$29.00	$12.39	134.1%	$45.41	$(13.38)	n/m

Adjusted earnings per diluted share	17.39	0.86	n/m	27.25	5.48	397.3%

Weighted average diluted shares outstanding	13,919,489	14,310,874	(2.7%)	13,954,449	14,361,569	(2.8%)

[1]	Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2021	2020	Change	2021	2020	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,409.1	$1,086.5	29.7%	$2,804.0	$2,297.5	22.0%
Insurance segment	469.1	391.5	19.8%	829.0	714.2	16.1%

	$1,878.2	$1,478.0	27.1%	$3,633.0	$3,011.7	20.6%

Underwriting profit (loss):
Reinsurance segment	$124.2	$(30.3)	n/m	$129.1	$(109.2)	n/m
Insurance segment	49.5	(9.2)	n/m	61.2	45.3	35.1%

	$173.7	$(39.5)	n/m	$190.3	$(63.9)	n/m

Underwriting profit excluding catastrophe and Pandemic losses:
Reinsurance segment	$150.3	$85.5	75.8%	$272.9	$178.8	52.6%
Insurance segment	93.9	39.6	137.1%	186.9	103.5	80.6%

	$244.2	$125.1	95.2%	$459.8	$282.3	62.9%

Reinsurance

TransRe’s net premiums written increased 29.7% and 22.0% in the second quarter and first six months of 2021, respectively, from the corresponding periods of 2020, reflecting a continued rise in rates overall, with growth in U.S. professional liability, casualty, agriculture and U.S. automobile lines of business, partially offset by an increase in ceded premiums.

TransRe’s combined ratio for the second quarter and first six months of 2021 was 91.1% and 95.0%, respectively, compared with 102.9% and 104.9% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the second quarter and first six months of 2021 reflects an improved attritional loss ratio and lower Pandemic losses.

TransRe’s catastrophe losses in the second quarter and first six months of 2021 were $27 million and $127 million, respectively, related to losses from Winter Storm Uri and other storms (collectively the “Winter Storms”). In the second quarter and first six months of 2020, TransRe incurred $115 million and $268 million of Pandemic losses, respectively.

In total, TransRe has incurred $409 million of Pandemic losses since inception including $1 million net favorable development in the second quarter and $17 million net adverse development in the first six months of 2021. TransRe’s underwriting profit before catastrophe and Pandemic losses was $150 million and $273 million in the second quarter and first six months of 2021, respectively, an increase of 75.8% and 52.6% compared to the corresponding periods of 2020, respectively.

Insurance

Insurance segment net premiums written increased 19.8% and 16.1% in the second quarter and first six months of 2021, respectively, from the corresponding periods of 2020, reflecting growth at both RSUI and CapSpecialty.

RSUI’s net premiums written increased 21.2% and 16.8% in the second quarter and first six months of 2021, respectively, from the corresponding periods of 2020, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the directors’ and officers’ liability, professional lines, umbrella/excess and property lines of business.

RSUI’s combined ratio for the second quarter and first six months of 2021 was 83.6% and 89.6%, respectively, compared with 102.9% and 89.7% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the second quarter and first six months of 2021 primarily reflects favorable prior accident year loss reserve development compared with unfavorable prior accident year loss reserve development in the prior periods and, to a lesser extent, a lower expense ratio and a lower overall current accident year attritional loss ratio. Additionally, the second quarter of 2021 had lower catastrophe losses compared with the corresponding period of 2020, while the first six months of 2021 reflected higher catastrophe losses compared with 2020.

RSUI’s catastrophe losses in the second quarter and first six months of 2021 were $44 million and $124 million, respectively, primarily related to the Winter Storms, which were $31 million and $111 million, respectively. An additional $13 million of catastrophe losses in the second quarter of 2021 related to severe weather and flooding in the Midwestern U.S. in the spring of 2021. Catastrophe losses in the second quarter and first six months of 2020 were $48 million and $57 million, respectively, including $20 million of Pandemic-related losses with the remainder primarily related to severe weather and flooding in the Southeastern U.S. RSUI’s underwriting profit before catastrophe and Pandemic losses was $93 million and $185 million in the second quarter and first six months of 2021, respectively, an increase of 130.4% and 75.3% compared with the corresponding periods of 2020, respectively.

CapSpecialty’s net premiums written increased 15.2% and 13.6% in the second quarter and first six months of 2021, respectively, from the corresponding periods of 2020, primarily reflecting growth in the professional liability and other specialty casualty lines of business due to increases in business opportunities and higher rates, CapSpecialty’s expanded product offerings and the impact of CapSpecialty’s purchases of certain renewal rights in May 2020, partially offset by curtailing certain unprofitable broker relationships.

CapSpecialty’s combined ratio for the second quarter and first six months of 2021 was 99.3% and 99.4%, respectively, compared with 102.5% and 101.8% for the corresponding periods of 2020, respectively. The decrease in the combined ratio in the second quarter and first six months of 2021 reflects a lower expense ratio and reduced catastrophe losses.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,
	2021				2020
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$28.6	$26.8	$(5.4)	$50.0	$2.7	$(4.9)	$12.0	$9.8

Less: net realized capital gains	(0.1)	(0.1)	-	(0.2)	(0.1)	-	(16.3)	(16.4)
Add: amortization of intangible assets	4.4	7.2	-	11.6	4.0	7.9	-	11.9

Adjusted earnings (losses) before income taxes	$32.9	$33.9	$(5.4)	$61.4	$6.6	$3.0	$(4.3)	$5.3

	Six Months Ended June 30,
	2021				2020
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$54.9	$40.8	$(9.9)	$85.8	$9.9	$(12.6)	$12.8	$10.1

Less: net realized capital gains	(0.3)	(0.9)	-	(1.2)	(5.3)	0.2	(16.3)	(21.4)
Add: amortization of intangible assets	8.5	14.4	-	22.9	7.4	13.8	-	21.2

Adjusted earnings (losses) before income taxes	$63.1	$54.3	$(9.9)	$107.5	$12.0	$1.4	$(3.5)	$9.9

The significant increase in earnings before income taxes in the second quarter and first six months of 2021 from the corresponding periods of 2020 reflects higher earnings across all Alleghany Capital subsidiaries. The increase in non-industrial earnings before income taxes primarily reflects higher sales and margins at Jazwares, due to strong customer demand across its portfolio of licenses and brands and the acquisition of Kelly Toys Holdings LLC in April 2020, and an increase in revenue and margins at IPS. Higher industrial earnings before income taxes in 2021 primarily reflect higher sales and margins at W&W|AFCO Steel, related to strong execution on higher backlogs entering the year, and the impact of Wilbert’s April 1, 2020 inclusion in Alleghany’s consolidated results, partially offset by lower realized capital gains.

INVESTMENTS

Alleghany reported net investment income for the second quarter and first six months of 2021 of $127 million and $280 million, respectively, representing an increase of 6.9% and 21.5%, respectively, from the corresponding periods of 2020. The second quarter increase primarily reflects higher dividend income, partially offset by lower interest income and partnership income. The increase for the first six months of 2021 primarily reflects higher partnership income and dividend income, partially offset by lower interest income.

Partnership income in the second quarter and first six months of 2021 included depreciation and appreciation, respectively, in a certain strategic partnership that has exposure to cryptocurrencies. Our partnership income in the first six months of 2020 reflected the impact of the Pandemic on lower-quality debt securities held by certain of our investment partnerships. The increase in dividend income reflects an increased allocation to higher-yielding stocks and a $16 million special dividend received from a mutual fund. Lower interest income reflects the impact of low reinvestment yields on debt securities and lower yields on short-term investment and floating-rate debt securities.

Financial statement total return4 on investments was 2.2% for the second quarter of 2021, compared with 4.8% for the corresponding period of 2020, primarily reflecting a lower appreciation in the value of Alleghany’s debt and equity securities portfolio, partially offset by higher net investment income.

[4]	As calculated in Alleghany’s financial supplement available on Alleghany’s website. See “Additional Information”.

In the second quarter and first six months of 2020, Alleghany recorded $45 million and $74 million, respectively, of impairment charges at SORC from write-downs of SORC’s oil field assets. SORC was subsequently sold on December 31, 2020.

OTHER FINANCIAL INFORMATION

As of June 30, 2021, Alleghany had 13,888,774 shares of its common stock outstanding, compared with 14,041,180 shares of its common stock outstanding as of December 31, 2020.

During the first six months of 2021, Alleghany repurchased an aggregate of 155,741 shares of its common stock in the open market for $99.1 million, at an average price per share of $636.42. As of June 30, 2021, Alleghany had $333.3 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2021 second quarter financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (“TransRe”), a leading global reinsurer; RSUI Group, Inc. (“RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (“CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (“Alleghany Capital”) owns and supports a diverse portfolio of eight non-financial businesses. Alleghany Capital’s industrial businesses include: (i) Precision Cutting Technologies, Inc., which provides precision automated machine tool solutions and high-performance carbide end mills and manufactures and services waterjet orifices and nozzles; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (“W&W|AFCO Steel”); (iv) Wilbert Funeral Services, Inc. (“Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets; and (v) Piedmont Manufacturing Group, LLC (“Piedmont”), a provider of injection molded and thermoformed parts and multi-component assemblies for original equipment manufacturer customers in a range of end-markets. Alleghany Capital’s non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (“IPS”); (ii) Jazwares, LLC, a global toy and musical instrument company (“Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit (loss) to earnings (losses) before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)		(in millions)
Earnings (losses) before income taxes	$521.9	$229.8	$818.8	$(236.4)

Adjustments to earnings before income taxes:
Net investment income	126.9	118.7	280.4	230.7
Change in the fair value of equity securities	203.9	242.2	316.6	(280.8)
Net realized capital gains	12.9	(38.1)	25.9	(25.1)
Change in allowance for credit losses on available for sale securities	0.2	17.0	2.2	(14.4)
Noninsurance revenue	800.4	492.7	1,568.3	960.6
Other operating expenses	(739.5)	(510.3)	(1,463.5)	(977.0)
Corporate administration	(20.2)	(18.6)	(29.7)	(4.2)
Amortization of intangible assets	(12.4)	(12.1)	(23.9)	(21.7)
Interest expense	(24.0)	(22.2)	(47.8)	(40.6)

	348.2	269.3	628.5	(172.5)

Underwriting profit (loss)	$173.7	$(39.5)	$190.3	$(63.9)

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings (losses) attributable to Alleghany stockholders and earnings (losses) per diluted share, respectively, are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	($ in millions, except share and per share amounts)
Net earnings (losses) attributable to Alleghany stockholders(1)	$403.7	$177.4	$633.7	$(183.8)

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	203.9	242.2	316.6	(280.8)
Net realized capital gains	12.9	(38.1)	25.9	(25.1)
Change in allowance for credit losses on available for sale securities	0.2	17.0	2.2	(14.4)
Amortization of intangible assets	(12.4)	(12.1)	(23.9)	(21.7)
Income tax effect of adjustments	(43.0)	(43.9)	(67.4)	71.8

	161.6	165.1	253.4	(270.2)

Adjusted earnings	$242.1	$12.3	$380.3	$86.4

Weighted average diluted common shares outstanding	13,919,489	14,310,874	13,954,449	14,361,569

Earnings (losses) per diluted share	$29.00	$12.39	$45.41	$(13.38)

Adjusted earnings per diluted share	$17.39	$0.86	$27.25	$5.48
___________________

(1)

The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	June 30, 2021	March 31, 2021	December 31, 2020
	($ in millions, except share and per share amounts)
Stockholders’ equity attributable to Alleghany stockholders	$9,142.0	$8,695.9	$8,755.7
Less: AOCI	303.2	224.2	452.4

	$8,838.8	$8,471.7	$8,303.3

Shares outstanding	13,888,774	13,940,669	14,041,180
Book value per share	$658.23	$623.78	$623.57
Book value per share excluding AOCI	$636.40	$607.70	$591.35

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current Pandemic, including its impact on Alleghany’s business;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2020 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30,	December 31,
	2021	2020
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2021 – $2,671,604; 2020 – $2,051,996)	$3,580,228	$2,718,902
Debt securities (amortized cost: 2021 – $15,331,053; 2020 – $14,898,522; allowance for credit losses: 2021 – $361; 2020 – $2,579)	15,864,867	15,618,470
Short-term investments	379,009	714,208

	19,824,104	19,051,580
Commercial mortgage loans	543,106	670,239
Other invested assets	538,857	465,153

Total investments	20,906,067	20,186,972
Cash	871,459	791,442
Accrued investment income	86,249	88,760
Premium balances receivable	1,438,476	1,145,341
Reinsurance recoverables	1,873,447	1,781,096
Ceded unearned premiums	398,282	311,898
Deferred acquisition costs	651,832	595,117
Property and equipment at cost, net of accumulated depreciation and amortization	302,848	267,872
Goodwill	627,612	614,163
Intangible assets, net of amortization	801,666	787,462
Current taxes receivable	-	3,189
Funds held under reinsurance agreements	822,820	794,453
Other assets	1,710,903	1,559,245

Total assets	$30,491,661	$28,927,010

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$13,504,471	$12,970,626
Unearned premiums	3,329,083	2,984,060
Senior notes and other debt	2,063,652	2,135,946
Reinsurance payable	294,229	208,384
Current taxes payable	6,166	-
Net deferred tax liabilities	88,329	43,547
Other liabilities	1,822,978	1,594,918

Total liabilities	21,108,908	19,937,481

Redeemable noncontrolling interests	240,722	233,809
Common stock (shares authorized: 2021 and 2020 – 22,000,000; shares issued: 2021 and 2020 – 17,459,961)	17,460	17,460
Contributed capital	3,612,783	3,613,454
Accumulated other comprehensive income	303,196	452,402
Treasury stock, at cost (2021 – 3,571,187 shares; 2020 – 3,418,781 shares)	(1,743,434)	(1,645,930)
Retained earnings	6,952,026	6,318,334

Total stockholders’ equity attributable to Alleghany stockholders	9,142,031	8,755,720

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$30,491,661	$28,927,010

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2021	2020
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,784,351	$1,394,868
Net investment income	126,931	118,691
Change in the fair value of equity securities	203,902	242,186
Net realized capital gains	12,942	(38,100)
Change in allowance for credit losses on available for sale securities	246	17,021
Noninsurance revenue	800,425	492,701

Total revenues	2,928,797	2,227,367

Costs and Expenses
Net loss and loss adjustment expenses	1,087,206	1,024,362
Commissions, brokerage and other underwriting expenses	523,513	410,017
Other operating expenses	739,592	510,306
Corporate administration	20,148	18,579
Amortization of intangible assets	12,431	12,093
Interest expense	24,037	22,194

Total costs and expenses	2,406,927	1,997,551

Earnings before income taxes	521,870	229,816
Income taxes	102,281	53,356

Net earnings	419,589	176,460
Net earnings (losses) attributable to noncontrolling interest	15,938	(918)

Net earnings attributable to Alleghany stockholders	$403,651	$177,378

Net earnings	$419,589	$176,460
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $24,339 and $109,432 in 2021 and 2020, respectively	91,560	411,673
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($2,769) and ($1,481) for 2021 and 2020, respectively	(10,419)	(5,570)
Change in unrealized currency translation adjustment, net of deferred taxes of ($598) and $3,938 for 2021 and 2020, respectively	(2,249)	14,814
Retirement plans	113	419

Comprehensive income	498,594	597,796
Comprehensive income (loss) attributable to noncontrolling interests	15,938	(918)

Comprehensive income attributable to Alleghany stockholders	$482,656	$598,714

Basic earnings per share attributable to Alleghany stockholders	$29.00	$12.39
Diluted earnings per share attributable to Alleghany stockholders	29.00	12.39

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2021	2020
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$3,389,114	$2,839,288
Net investment income	280,415	230,673
Change in the fair value of equity securities	316,630	(280,790)
Net realized capital gains	25,873	(25,074)
Change in allowance for credit losses on available for sale securities	2,218	(14,354)
Noninsurance revenue	1,568,260	960,550

Total revenues	5,582,510	3,710,293

Costs and Expenses
Net loss and loss adjustment expenses	2,199,276	2,051,806
Commissions, brokerage and other underwriting expenses	999,549	851,413
Other operating expenses	1,463,481	976,967
Corporate administration	29,706	4,272
Amortization of intangible assets	23,909	21,661
Interest expense	47,789	40,550

Total costs and expenses	4,763,710	3,946,669

Earnings (losses) before income taxes	818,800	(236,376)
Income taxes	161,148	(51,364)

Net earnings (losses)	657,652	(185,012)
Net earnings (losses) attributable to noncontrolling interest	23,960	(1,172)

Net earnings (losses) attributable to Alleghany stockholders	$633,692	$(183,840)

Net earnings (losses)	$657,652	$(185,012)
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($33,593) and $35,898 in 2021 and 2020, respectively	(126,375)	135,043
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($5,899) and ($4,364) for 2021 and 2020, respectively	(22,192)	(16,416)
Change in unrealized currency translation adjustment, net of deferred taxes of $57 and $287 for 2021 and 2020, respectively	213	1,081
Retirement plans	(852)	936

Comprehensive income (loss)	508,446	(64,368)
Comprehensive income (loss) attributable to noncontrolling interests	23,960	(1,172)

Comprehensive income (loss) attributable to Alleghany stockholders	$484,486	$(63,196)

Basic earnings (losses) per share attributable to Alleghany stockholders	$45.41	$(12.83)
Diluted earnings (losses) per share attributable to Alleghany stockholders	45.41	(13.38)